Exhibit 99.2

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this “Agreement”) by and between Habasit Holding USA, Inc., a Delaware corporation (the “Company”), and Trygve M. Thoresen (“Executive”), is dated as of August 31, 2006 and is effective only in the event that the merger contemplated by that certain Agreement and Plan of Merger, of even date herewith, by and among Habasit Holding AG, the Company and Summa Industries, a Delaware corporation (“Summa”) (the “Merger Agreement”), is consummated, in which case it shall be effective as of the effective time of such merger (the “Effective Time”) occurs (and in the event such merger is not consummated, this Agreement shall be null and void and of no force and effect), with reference to the following facts:

A.            Executive is currently employed by Summa subject to the terms of that certain Amended and Restated Employment Agreement dated as of June 1, 2001 between the Company and Executive (the “Prior Agreement”);

B.            The Company and Executive desire to amend and restate the Prior Agreement, the Company desires to continue to retain the services of Executive and Executive desires to continue to provide such services, upon the terms and conditions hereinafter set forth; and

C.            Schedule A attached hereto contains definitions of certain capitalized terms used herein.

NOW, THEREFORE, IN CONSIDERATION OF the foregoing recitals and the mutual promises and agreements herein contained, Executive and the Company by this Agreement agree as follows:

1.     Employment.  The Company hereby employs Executive, and Executive hereby accepts employment with the Company, upon the terms and conditions hereinafter set forth.

2.     Term.  The initial term of Executive’s employment under this Agreement (the “Employment Term”) commenced in August 2000 and shall expire on the date that is two (2) years from the Effective Time (the “Initial Term”) unless sooner terminated pursuant to the terms of this Agreement.  The Company may terminate the Initial Term at any time by providing twelve (12) months’ prior written notice to the Executive.  After the Initial Term, the Employment Term shall continue for additional one year terms unless terminated by either party upon thirty (30) days’ prior written notice to the Executive.

3.     Title and Duties.  During the Employment Term, Executive shall hold the titles of Vice President of Business Development, General Counsel & Secretary plus such other titles as the Board may designate from time to time.  Executive shall devote such of his working time and effort to the business and affairs of the Company as may reasonably be required of him in the discharge of the duties and responsibilities of such office, but no less than 40 hours per week on average.  During the Employment Term, Executive shall report to the Chief Executive Officer or his designee.

4.     Compensation.

4.1           Base Salary.  For services performed by Executive for the Company pursuant to this Agreement during the Employment Term, the Company shall pay Executive a base salary at the rate of $275,000 per year, payable in substantially equal installments in accordance with the Company’s regular payroll practices as in effect from time to time.

4.2           Salary Modifications.  During the Employment Term, the base salary of Executive shall be reviewed no less frequently than annually by the Board to determine whether or not such base salary should be increased or decreased in light of the duties and responsibilities of Executive, the performance thereof, the performance of the Company and the general employment market.  If it is determined that a modification is merited, such modification shall be promptly put into effect and the base salary of Executive as so modified shall constitute the base salary of Executive for purposes of Section 4.1.

4.3           Annual Bonuses.  For each fiscal year during the Employment Term, Executive shall be eligible to receive a cash bonus based on the Company’s achievement of certain operating and/or financial goals, with an annual bonus amount of up to 40% of Executive’s then current annual base salary, in accordance with the terms of a bonus plan or arrangement adopted and administered by the Board for senior executives of the Company, which plan may be amended from time to time by the Board in its discretion.

5.     Benefits.  During the Employment Term, Executive and his dependents shall be eligible for participation in and shall receive all benefits under all employee benefit plans, practices, policies and programs provided by the Company from time to time to the extent applicable generally to other senior executives of the Company; provided, that upon a change of control after which the Company is controlled by an operating entity, then (i) Executive and his dependents shall be entitled to receive benefits under such plans, practices, policies and programs, each of which shall be no less favorable than the more favorable of (a) the benefits provided to Executive by the Company prior to the change of control and (b) the benefits provided to the acquiring entity’s executives with comparable titles or positions, and (ii) if the receipt of any such benefits is determined by time of service, all past services rendered by Executive shall be considered performed for the acquiring entity.

6.     Expense Reimbursement.  The Company shall reimburse Executive for all actual and reasonable expenses incurred by Executive in connection with his duties in accordance with the Company’s reimbursement policy as in effect from time to time.

7.     Payment Upon Termination.

7.1           Compensation and benefits shall be payable by the Company upon a termination of this Agreement in accordance with the following:

(a)   General Termination Payments.  Subject to Section 7.1(b) below, if this Agreement is terminated by either party for any reason, then Executive shall be entitled to receive (i) the amount of base salary earned through the date of termination, (ii) the amount of any bonus, incentive compensation, deferred compensation and other cash compensation accrued relating to Executive as of the date of termination, (iii) any vacation pay, expense reimbursements and other cash entitlements accrued relating to Executive as of the date of termination, and (iv) any other amounts required by applicable law to be paid by the Company.

(b)   Termination Without Cause. If the Company terminates the Agreement for any reason other than for Cause or if Executive terminates the Agreement for Good Reason, then, in consideration for Executive’s covenants not to compete with the Company as set forth in Section 9, in addition to the amounts to which Executive is entitled pursuant to Section 7.1(a), (i) Executive shall be entitled to receive severance pay equal to his base salary for the remainder of the Initial Term or of the continuing term only upon execution of a reasonable release form furnished by the Company (which may include any provision customary in formal settlement agreements and general releases, including, without limitation, the release of the Company and all conceivably related persons or entities (affiliates) from all known and unknown claims and covenant to never pursue any released claim in the future.

7.2           Mitigation and Set-Off.  In no event shall Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to Executive under any of the provisions of this Agreement, and, such amounts shall not be reduced whether or not Executive obtains other employment.

7.3           Exclusivity of Remedies.  Executive agrees that the rights and entitlements set forth in Section 7.1 are his exclusive rights and entitlements from the Company upon the termination of Executive’s employment with the Company for any reason, and upon such termination, the Company shall be released from all other obligations under this Agreement or otherwise.

7.4           Return of Company Property.  Upon termination of this Agreement for any reason, Executive shall immediately cease use of any and all Company property in his possession and shall immediately return any and all Company property in his possession, custody, or control to the Company, including without limitation any and all Confidential Information.

8.     Nondisclosure and Nonuse of Confidential Information.  Executive shall not disclose or use at any time, either during the Employment Term or thereafter, any Confidential Information of which Executive is or becomes aware, whether or not such information is developed by Executive, except to the extent that such disclosure or use is directly related to and required by Executive’s performance of his duties under this Agreement.  Executive will take all appropriate steps to safeguard Confidential Information and to protect it against disclosure, misuse, espionage, loss and theft.  As requested by the Company from time to time and upon the conclusion of the Employment Term, Executive shall promptly deliver to the Company all copies and embodiments, in whatever form, of all Confidential Information in Executive’s possession or within Executive’s control (including, but not limited to, written records, notes, photographs, manuals, notebooks, documentation, program listings, flow charts, magnetic media, disks, diskettes, tapes and all other materials containing any Confidential Information) regardless of the location or form of such material and, if requested by the Company, will provide the Company with written confirmation that all such materials have been delivered to the Company.

9.     Noncompetition and Nonsolicitation.  Prior to termination of this Agreement, and for a period of two (2) years following termination of his employment hereunder, Executive shall not, without the Company’s prior written consent, (i) directly or indirectly engage in any business activity, or have any interest in any person, firm or other entity engaged in any business activity, in which the Company at the time is engaged or to the knowledge of Executive, is planning to engage; (ii) directly or indirectly: (a) divert or take away or solicit or attempt to divert or take away any of the Company’s customers, including without limitation those customers with whom Executive became acquainted while retained by the Company; (b) employ, or knowingly permit any business entity controlled by Executive to employ, any person who during the period of twelve (12) months immediately preceding such time has been employed by the Company; (c) solicit or otherwise seek to induce any employee of the Company to leave his or her employment with the Company; or (d) undertake planning for or organization of any business activity that will injure the Company’s business, or conspire with employees of the Company for the purpose of organizing any such injurious business activity; provided, however, that with respect to the two (2) year period after termination of Executive’s employment with the Company, the restrictive covenants set forth in this Section 9 shall only apply if (y) such termination results from Executive’s resignation without Good Reason or from discharge for Cause and (z) the Company has paid in full all amounts owed by the Company to Executive pursuant to the terms of this Agreement.

10.   Legal Expenses.  In the event of any dispute or litigation between Executive and Company concerning any of the rights or obligations of either party under this agreement, the prevailing party shall be entitled to reasonable costs and expenses, including reasonable attorneys’ fees, in connection therewith.

11.   Injunctive Relief; Profits.  Executive understands that monetary damages will not be sufficient to avoid or compensate for a breach of any of the terms of Sections 8 or 9 above and that injunctive relief would be appropriate to prevent any such actual or threatened breach.  Such right to obtain injunctive relief may be exercised, without posting a bond, at the option of the Company, concurrently with, prior to, after, or in lieu of, the exercise of any other rights or remedies which the Company may have as a result of any such breach or threatened breach.  Executive shall account for and pay over to the Company all compensation, profits and other benefits, after taxes, inuring to Executive’s benefit which are derived or received by Executive or any of his Affiliates resulting from any action or transaction constituting a breach of any term of Sections 8 or 9 above.

12.   Survival. The terms of Sections 8, 9, 10, 11, 12, 13, and, to the extent necessary to construe or enforce such Sections, Section 14 shall survive the termination of the Agreement indefinitely, except as otherwise expressly provided herein.

13.   Indemnification.  To the fullest extent permitted by law and without limiting any other indemnification rights Executive may have, the Company shall, during and after the Employment Term, indemnify Executive (including the advancement of expenses) for any judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys’ fees, incurred by Executive in connection with the defense of any lawsuit or other claim for which he is made a party by reason of having at any time (including prior to the date hereof) been an officer, director or employee of the Company or any of its Affiliates.

14.   Miscellaneous.

14.1         Notices.  All notices, requests, demands and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given (i) upon receipt, if delivered personally, (ii) upon confirmation of receipt, if given by electronic facsimile or (iii) on the third business day following mailing, if mailed first-class, postage prepaid, registered or certified mail as follows:

If to the Company to:

Habasit Holding USA, Inc.
c/o Habasit Holding AG
Romerstrasse 1 CH-4153
Reinach, Switzerland
Attention:  Giovanni Volpi, CEO

If to Executive to:

Trygve M. Thoresen
c/o Summa Industries
One Park Plaza, Suite 600
Irvine, California  92614

Either party may by notice given in accordance with this Section 14.1 to the other party designate another address or person for receipt of notices under this Agreement.

14.2         Entire Agreement.  This Agreement contains the entire agreement of the parties with respect to the employment relationship between the Company and Executive,

and supersedes all prior agreements, representation and warranties, written or oral, with respect thereto, including, without limitation, the Prior Agreement.

14.3         Waivers and Amendments.  This Agreement may be amended, superseded, canceled, renewed or extended, and the terms of this Agreement may be waived, only by a written instrument signed by each of the parties hereto or, in the case of a waiver, by the party waiving compliance.  The failure of a party to insist, in any one or more instances, upon performance of the terms or conditions of this Agreement shall not be construed as a waiver or relinquishment of any right granted under this Agreement or of the future performance of any such term, covenant or condition. No waiver on the part of any party of any right, power or privilege, nor any single or partial exercise of any such right, power or privilege, shall preclude any further exercise of such right, power or privilege or the exercise of any other such right, power or privilege.

14.4         Governing Law.  Except for the provisions of Section 9, which shall be governed by and construed in accordance with the substantive and procedural the laws of the jurisdiction in which enforcement of such provisions are sought, this Agreement shall be governed by and construed in accordance with the substantive and procedural laws of the State of California applicable to agreements made and to be performed entirely within such State.  The parties hereby agree that any action, suit, arbitration or other proceeding arising out of or related to this Agreement or the relationship created by this Agreement shall be conducted only in Los Angeles County, California.  Each party hereby irrevocably consents and submits to the personal jurisdiction of and venue in United States District Court for the Central District of California and in the Superior Court and Municipal Court for Los Angeles County in any legal action, equitable suit or other proceeding arising out of or related to this Agreement or the employment relationship between the Company and Executive.

14.5         Confidentiality of Disputes. If there shall be a dispute between the parties arising out of or relating to (i) the negotiations of this Agreement; (ii) this Agreement; or (iii) the employment relationship between the Company and Executive, each party shall keep confidential the existence, the nature of and any information concerning such dispute.  In addition, if any arbitration or other proceeding is held with respect to such dispute, the parties shall cause such arbitration or other proceeding to be conducted in confidence and the results thereof to be maintained in confidence.  Nothing in this Section 14.5 shall prohibit a party from disclosing information concerning a dispute in an arbitration or other proceeding relating to such dispute.  Nothing in this Section 14.5 shall prohibit a party from disclosing information concerning a dispute to its advisors, provided that (i) such disclosure is reasonably necessary for the advisor to assist the party in connection with the dispute, (ii) the party informs its advisor of the confidential nature of the information,  and (iii) the advisor delivers to the party written assurance that it will preserve the confidential nature of the information (it being agreed that the party will be responsible to the other party for any non-permitted disclosure by the advisor).

14.6         Binding Effect; Assignment.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective permitted successors and permitted assigns.  Neither this Agreement, nor any of the rights under this Agreement, may be assigned by any party, nor may any party delegate any obligations under this Agreement, without the written consent of the other party hereto.  Any non-permitted assignment or attempted assignment shall be void. Notwithstanding the foregoing, the Company may assign this Agreement, and may delegate any of its obligations under this Agreement, without the prior written consent of Executive upon any change of control of the Company.

14.7         Counterparts.  This Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

14.8         Headings.  The headings herein are for reference only and shall not affect the interpretation of this Agreement.

14.9         Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

14.10       Further Assurances.  Each party hereto shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions of this Agreement and the transactions contemplated by this Agreement.

14.11       Executive Representations.  Executive hereby represents and warrants that he is free to enter into this Agreement and to render his services pursuant to this Agreement, and that he is not subject to any obligation or restriction that would prevent him from discharging his duties under this Agreement, and agrees to indemnify and hold harmless the Company from and with respect to any liability, damages or costs, including attorneys’ fees, arising out of any breach by Executive of this representation and warranty.  Executive acknowledges that he has carefully read this Agreement, knows its contents, and either has been represented by independent counsel who has explained to him the meaning and legal consequences of this Agreement or has determined not to obtain such independent counsel after being advised to do so by the Company.

14.12       Payment of Taxes.  Except as expressly provided herein, to the extent that any taxes become payable by Executive by virtue of any payments made or benefits conferred by the Company, the Company shall not be liable to pay or obligated to reimburse Executive for any such taxes or to make any adjustment under this Agreement.  Any payments otherwise due under this Agreement to Executive shall be reduced by any required withholding for Federal, State and/or local taxes and other appropriate payroll deductions.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first written above.

“Company”

HABASIT HOLDING USA, INC.

By:
Name:
Title:

“Executive”

Trygve M. Thoresen

S-1

SCHEDULE A

Definitions

“Affiliate” means, with respect to any Person, (i) any other Person who, either directly or through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such Person; (ii) any agent, officer, director, employee, or partner of such Person, or any of the Persons described in clause (i); and (iii) any family member of such Person.

“Board” means the Board of Directors of the Company.

“Cause” means:

(a)           Executive’s commission of any act of fraud, embezzlement, dishonesty or theft toward the Company;

(b)           Executive’s continuing failure to substantially perform the duties, functions and responsibilities of the individual’s position with the Company after written warning from the Board in which the performance deficiencies are identified and a reasonable cure period of at least thirty (30) days is provided; or

(c)           Executive’s conviction of a felony or performance of an act of illegal discrimination, including, but not limited to, sexual harassment;

Termination for Cause must be evidenced by a specific resolution adopted by a unanimous vote of the Board after Executive is given an opportunity prior to the expiration of such 30-day period, together with his legal counsel, to be heard before the Board.  At least 15 days prior to such hearing, the Board shall provide Executive with a written notice which lists the Board’s reasons for termination of this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” means Habasit Holding USA, Inc., a Delaware corporation, and, for purposes of Section 7.1(c) above, shall also mean its successors and assigns, and, for purposes of Sections 8 and 9 above, shall also mean each of its Affiliates.

“Confidential Information” means information that is not generally known to the public that the Company considers and treats as confidential and that is used, developed or obtained by the Company or its Affiliates in connection with the conduct of its business, including, but not limited to, (i) fee, cost and pricing structures; (ii) analyses; (iii) reports; (iv) computer software, including operating systems, applications and program listings; (v) flow charts, manuals and documentation; (vi) data bases; (vii) accounting and business methods; (viii) the identity of customers and contractual counterparties; (ix) copyrightable or patentable works; (x) customer solicitation letters; (xi) brochures and other marketing materials of limited distribution; (xii) any work product generated on behalf of an existing or prospective customers; (xiii) any information received from an existing or prospective customer; (xiv) any information relating to an existing or prospective customer (including, without limitation, phone numbers, addresses and personal facts); (xv) the terms of any agreement between the Company or any Affiliate and a customer; (xvi) proprietary information; and (xvii) trade secrets.

Confidential Information does not include any information that has been published in a form or is generally available to the public prior to the date Executive proposes to disclose or use such information (unless such publication constituted a breach by Executive of his duties under Section 8 above).  Information will not be deemed to have been published merely because individual portions of the information have been separately published, but only if all material features comprising such information have been published in combination.

“Control” (including, with correlative meaning, all conjugations of such term) means the ability to control, direct or cause direction of the management and policies of a Person, either directly or through one or more intermediaries, whether by ownership of voting securities, by contract or otherwise.

“Good Reason” shall exist if any of the following events occur without Executive’s express written consent, and the occurrence of such event is not cured by the Company after written warning by Executive and a cure period of fifteen (15) days:

(a)           there is an adverse change in the nature or the scope of Executive’s authority, in his overall working environment or in his title;

(b)           Executive is assigned duties materially and adversely inconsistent with his present duties, responsibilities and status;

(c)           there is a reduction in Executive’s rate of base salary or annual bonus, or Executive’s base salary, bonus or benefits are not raised or administered on a consistent percentage basis as compared to raises granted to comparable senior executives of the Company; or

(d)           the Company changes by 30 miles or more the principal location in which Executive is required to perform services.

For the purposes of this Agreement, any good faith determination of Good Reason made by Executive shall be conclusive.

“Incapacity” (including, with correlative meaning, all conjugations of such term) means the inability of Executive to perform the normal duties of his position under this Agreement for a continuous period of 90 calendar days (or such longer period as is required by law) or any incapacity, however caused, that, in the reasonable opinion of the Board, is likely to prevent Executive from performing his  normal duties under this Agreement for more than 150 calendar days (or such longer period as is required by law) in any twelve consecutive month period.  Executive acknowledges that his position is essential to the Company and the functioning of its business and that the foregoing periods therefore are reasonable.

“Person” means and include an individual, a partnership, a joint venture, a limited liability company, a corporation, a trust, an unincorporated organization and a governmental entity or any department or agency thereof.